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                                                                    Exhibit 23.1
                                                                    ------------
                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Long-Term Stock Incentive Plan as amended and restated, and the Non-Employee Directors' Long-Term Stock Incentive Plan of John Hancock Financial Services, Inc., of our report dated February 8, 2001, with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in its Annual Report (Form 10-K, No. 1-15607) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                               /s/ ERNST & YOUNG LLP

                               ERNST & YOUNG LLP

Boston, Massachusetts
May 15, 2001